UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Adtalem Global Education Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Adtalem Global Education Inc.
Supplement to Proxy Statement For
The 2023 Annual Meeting of Shareholders
To Be Held on Wednesday, November 8, 2023

Explanatory Note

On October 6, 2023, Adtalem Global Education Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Shareholders to be held on Wednesday, November 8, 2023, at 8:00 a.m., Central Standard Time at www.virtualshareholdermeeting.com/ATGE2023 (the “Annual Meeting”).  The purpose of this supplement to the Proxy Statement, dated November 1, 2023 (the “Proxy Supplement”) is solely to confirm the description of the voting standard applicable to Proposal No. 5 (Amend the Company’s Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation) set forth in the Proxy Statement (the “Exculpation Amendment”) as set forth below under the heading “Changes to the Proxy Statement.”  Except as specifically amended by this Proxy Supplement, the Proxy Statement remains unchanged, and this Proxy Supplement does not otherwise modify, amend, supplement, or affect the Proxy Statement.

Changes to the Proxy Statement

This Proxy Supplement amends and restates in its entirety the second sentence of the paragraph titled “Approval By Shareholders” on Page 70 of the Proxy Statement, to confirm, as described elsewhere in the Proxy Statement, that the affirmative vote of the holders of a majority of the shares outstanding on the record date for the Annual Meeting will be required for the approval of the Exculpation Amendment.

As revised, such sentence shall read as follows (changes marked, with deleted text in bold and strikethrough): “The affirmative vote of the holders of a majority of the shares outstanding on the record date for the Annual Meeting~~, represented in person or by proxy,~~ will be required for the approval of the Exculpation Amendment.”

From and after the date of this Proxy Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Proxy Supplement.  This Proxy Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Information on how to vote your shares, or change or revoke your prior vote or voting instructions, is available in the Proxy Statement.  If you have already voted by Internet, telephone or mail, your vote remains valid and you do not need to take any action unless you wish to change your vote.  This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 8, 2023. This Proxy Supplement, the Proxy Statement and the Adtalem Global Education Inc. Annual Report for 2023 are available online at www.proxyvote.com or at our investor relations website, http://investors.adtalem.com.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and this Proxy Supplement and vote as soon as possible.